As filed with the Securities and Exchange Commission on January 25, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 22, 2007

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 22, 2007, COWC Acquisition Corp. (“COWC”), a newly-formed, indirect, wholly owned subsidiary of B&G Foods, Inc. (“B&G Foods”), B&G Foods and Kraft Foods Global, Inc. (“Kraft Foods”) entered into an asset purchase agreement.  Pursuant to the terms of the asset purchase agreement, COWC has agreed to purchase certain assets, including the  Cream of Wheat and Cream of Rice brands, from Kraft Foods for a purchase price of $200 million in cash, subject to a post-closing adjustment based upon inventory of the business at closing.  B&G Foods has provided to Kraft Foods a guarantee of COWC’s obligations under the asset purchase agreement.

The asset purchase agreement contains customary representations, warranties, covenants and indemnification provisions.  Subject to regulatory approval and the satisfaction of customary closing conditions set forth in the asset purchase agreement, B&G Foods expects the acquisition of the Cream of Wheat and Cream of Rice brands to close in the first quarter of fiscal 2007.

B&G Foods expects to fund the acquisition with additional debt, and in order to complete the acquisition, B&G Foods has received financing commitments for senior secured debt financing from Lehman Brothers Inc. and Credit Suisse in an amount sufficient to fund the purchase price.  Fees and expenses related to the acquisition and financing, which are not expected to exceed $5 million, will be paid by B&G Foods from cash on hand.

The asset purchase agreement has been filed as Exhibit 2.1 to this report to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the parties to the asset purchase agreement or the Cream of Wheat and Cream of Rice brands.  The asset purchase agreement contains representations and warranties that the parties to the asset purchase agreement made solely for the benefit of each other.  The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the asset purchase agreement.  In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and securities holders, and (iii) were made only as of the date of the asset purchase agreement or as of such other date or dates as may be specified in the asset purchase agreement.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of the asset purchase agreement, which subsequent information may or may not be fully reflected in B&G Foods’ public disclosures.  Investors and securities holders are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

2.1	Asset Purchase Agreement, dated as of January 22, 2007, among COWC Acquisition Corp., B&G Foods, Inc. and Kraft Foods Global, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: January 25, 2007	By:	/s/ Robert C. Cantwell
Robert C. Cantwell
Executive Vice President of Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of January 22, 2007, among COWC Acquisition Corp., B&G Foods, Inc. and Kraft Foods Global, Inc.